Exhibit 99.1

IMPACT BIOMEDICAL INC.
ATTN: FRANK D. HEUSZEL
275 WIREGRASS PKWY
WEST HENRIETTA, NY 14586

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IBO2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04356-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMPACT BIOMEDICAL INC.

The Board of Directors recommends you vote FOR the following (as listed in the proxy statement):

	For	Against	Abstain
1. Proposal to approve and adopt the Merger and Share Exchange Agreement and the Business Combination contemplated thereby, as more fully described in the accompanying proxy statement/prospectus.	☐	☐	☐
2. Proposal to approve the amended and restated memorandum and articles of association of Zoar Limited ("PubCo"), to become effective upon completion of the Business Combination, as more fully described in the accompanying proxy statement/prospectus.	☐	☐	☐
3. Election of Directors			
Nominees:			
3a. Frank D. Heuszel	☐	☐	☐
3b. Elise Brownell	☐	☐	☐
3c. Melissa Sims	☐	☐	☐
3d. Castel Hibbert	☐	☐	☐
3e. David Keene	☐	☐	☐
3f. Chris Zimmerman	☐	☐	☐
3g. Jason Grady	☐	☐	☐
3h. Fai Heng Chan	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4, 5 and 6:

	For	Against	Abstain
4. Proposal to ratify the appointment of Grassi & Co. Certified Public Accountants, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
5. Proposal to provide an advisory vote to approve the executive compensation.	☐	☐	☐
6. Proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the **Business Combination Proposal at the time of the Special Meeting or to ensure timely delivery of the proxy statement/prospectus or any amendment or supplement thereto.**	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

T04357-TBD

Impact Biomedical Inc.
Special Meeting of Stockholders
November 4, 2026 10:00 AM EST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholders hereby appoint Frank D. Heuszel as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Impact Biomedical Inc. that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM EST, on November 4, 2026, virtually at www.virtualshareholdermeeting.com/IBO2026SM and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE